UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2026

CULLINAN THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39856	81-3879991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Suite 1350
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 410-4650

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CGEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 13, 2026, Cullinan Therapeutics, Inc. (the "Company"), together with Taiho Oncology, Inc. and Taiho Pharmaceutical Co., Ltd. (collectively "Taiho"), issued a press release announcing the results from the Phase 3 REZILIENT3 clinical trial evaluating zipalertinib plus chemotherapy versus chemotherapy alone in the first-line treatment of patients with epidermal growth factor receptor ("EGFR") exon 20 insertion ("ex20ins") mutation-positive non-small cell lung cancer ("NSCLC"). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On September 13, 2026, the Company, together with Taiho, announced results from the Phase 3 REZILIENT3 clinical trial evaluating zipalertinib plus chemotherapy versus chemotherapy alone in the first-line treatment of patients with EGFR ex20ins NSCLC. After a safety lead-in (n=6), a total of 279 advanced NSCLC patients with EGFR ex20ins and no prior treatment for advanced disease were randomly assigned to receive 100 milligrams of zipalertinib twice a day plus platinum-based chemotherapy (n=140) (the "zipalertinib combination arm") or chemotherapy alone (n=139) (the "control arm"). Baseline characteristics were balanced between the zipalertinib combination arm and the control arm, including age (66.5 vs. 64 years), sex (65.7% vs. 63.3% female) and brain metastases (31.4% vs. 31.7%), respectively.

At the pre-planned interim efficacy analysis after 122 progression free survival ("PFS") events, treatment with zipalertinib plus chemotherapy led to significantly longer median PFS than chemotherapy alone (14.5 months vs. 8.5 months; hazard ratio 0.50; 95% confidence interval, 0.34-0.73; P=0.00015). This PFS benefit was consistent across subgroups, including patients with brain metastases (hazard ratio: 0.38).

Objective response rate was higher for zipalertinib plus chemotherapy than for chemotherapy alone (65.0% vs. 40.3%; P<0.0001) with a longer median duration of response (14.2 months versus 9.9 months). At the interim overall survival analysis (30% maturity), the hazard ratio for death for the zipalertinib combination as compared with chemotherapy alone was 0.72 (95% confidence interval, 0.42-1.23). Continued follow-up of REZLIENT3 is ongoing to further characterize the overall survival benefit and exploratory endpoints.

The observed adverse event ("AE") profile of the zipalertinib combination was generally consistent with the known safety profiles of the individual agents and no new safety signals were observed. Grade ≥3 AEs occurred more frequently for zipalertinib plus chemotherapy than for chemotherapy alone (87.1% vs. 54.4%), but these were primarily manageable hematologic AEs (58.6% vs. 28.7%). Grade ≥3 EGFR-related toxicities were infrequent, and those observed only in the zipalertinib combination arm included rash (10.7%) and diarrhea (1.4%).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Cullinan Therapeutics, Inc. on September 13, 2026, furnished herewith
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLINAN THERAPEUTICS, INC.

Date:	September 14, 2026	By:	/s/ Mary Kay Fenton
Mary Kay Fenton Chief Financial Officer